Exhibit 99.1

FOR IMMEDIATE RELEASE

HAMPSHIRE REPORTS THIRD QUARTER 2015 RESULTS

New York, NY, March 24, 2016 -- Hampshire Group, Limited (OTC Markets: HAMP) (“Hampshire” or the “Company”) today announced its results for the three and nine months ended September 26, 2015.

As previously reported, the Company sold all the stock of its wholly-owned subsidiary, Rio Garment S.A., on September 15, 2015, effective as of the close of business on April 10, 2015 to the fullest extent permitted by applicable law. In accordance with GAAP, the results of operations of Rio Garment have been presented as discontinued operations for the periods presented.

Third Quarter 2015 Compared to Third Quarter 2014:

●	Sales were $18.6 million compared to $20.8 million.
●	Gross profit margin was 21.0% compared to 28.2%.
●	SG&A expenses were $5.2 million in each quarter.
●	Adjusted EBITDA was a loss of $0.9 million compared to Adjusted EBITDA of $1.3 million (see the Non-GAAP Reconciliation table in the Selected Unaudited Financial Data section of this news release).
●	Loss from continuing operations was $1.4 million, or $0.16 per diluted share, compared to income from continuing operations of $0.7 million, or income of $0.08 per diluted share.

Third Quarter 2015 Business Overview

Sales for the third quarter of 2015 declined compared to the prior year period due to a decrease in Hampshire Brands’ volumes and lower average selling prices resulting from a change in sales mix. The James Campbell brand, acquired in February 2014, contributed $1.3 million in sales, up from $1.0 million in the third quarter of 2014, reflecting the successful integration of the business into Hampshire Group’s operations.

Gross profit was $3.9 million compared to $5.9 million in the third quarter of 2014, of which approximately $1.8 million of the decrease was due to lower sales volumes and lower average selling prices at Hampshire Brands. Approximately $0.5 million of gross profit was generated through James Campbell compared to $0.3 million in the third quarter of 2014.

Selling, general and administrative expenses of $5.2 million in the third quarter of 2015 were flat relative to the prior year period. SG&A as a percentage of sales was 27.9% in the third quarter of 2015, up from 25.0% in the third quarter of 2014 reflecting the lower sales level.

Cash Flow and Financial Position at September 26, 2015:

●	The Company concluded the quarter ended September 26, 2015 with $1.4 million in cash and cash equivalents as compared to $1.8 million as of December 31, 2014.
●	Working capital deficit (excluding assets and liabilities of discontinued operations) was $1.8 million as of September 26, 2015 from a deficit of $9.7 million as of December 31, 2014.
●	The Company had borrowings of $3.0 million on its term loan and $18.6 million on its revolving credit facility.

About Hampshire Group

Hampshire Group, Limited (www.hamp.com), along with its wholly-owned subsidiary, Hampshire Brands, Inc. is a provider of fashion apparel across a broad range of product categories, channels of distribution and price points. The Company specializes in designing and marketing men’s sportswear to department stores, chain stores and mass market retailers under licensed brands, our own proprietary brands and the private labels of our customers.

Cautionary Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect the Company's current views with respect to future events. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events. Readers are urged to review and consider carefully the various disclosures made by the Company in its Form 10-K and other Securities and Exchange Commission filings, which advise interested parties of certain factors that affect the Company's business. Risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward looking statements include, but are not limited to, the following: there is doubt about our ability to continue as a going concern due to the April 4, 2016 maturity date of our credit facility, potentially insufficient liquidity, our history of losses, our stockholders’ deficit and our auditor issuing a going concern opinion for the year ended December 31, 2014; risks from the sale of Rio Garment S.A.; matters related to our Audit Committee investigation; identified material weaknesses in our internal controls; restricted ability to borrow under our credit facility; a prolonged period of depressed consumer spending; use of foreign suppliers for raw materials and manufacture of our products; lack of an established public trading market for our common stock; decreases in business from or the loss of any one of our key customers; financial instability experienced by our customers; chargebacks and margin support payments; loss of or inability to renew certain licenses; change in consumer preferences and fashion trends, which could negatively affect acceptance of our products by retailers and consumers; failure of our manufacturers to use acceptable ethical business practices; failure to deliver quality products in a timely manner; problems with our distribution system and our ability to deliver products; labor disruptions at ports, our suppliers, manufacturers or distribution facilities; failure, inadequacy, interruption or security lapse of our information technology; failure to compete successfully in a highly competitive and fragmented industry; challenges integrating any business we have acquired or may acquire; potential impairment of acquired intangible assets; unanticipated expenses beyond the amount reserved on our balance sheet or unanticipated cash payments related to the ultimate resolution of income and other possible tax liabilities; significant adverse changes to international trade regulations; loss of certain key personnel which could negatively impact our ability to manage our business; risks related to the global economic, political and social conditions; fluctuation in the price of raw materials adversely affecting our results of operations; energy and fuel costs are subject to adverse fluctuations and volatility; and cyber security risks related to breaches of security pertaining to sensitive company, customer, employee and vendor information.

Company Contact: Benjamin C. Yogel Lead Director, Hampshire Group byogel@mrccapital.com (561) 409-0890	Investor Relations Contact: Fred Buonocore The Equity Group Inc. fbuonocore@equityny.com/(212) 836-9607 www.theequitygroup.com

See Accompanying Tables

Hampshire Group, Limited

Selected Unaudited Financial Data

	Three Months Ended		Nine Months Ended
(In thousands, except per share data)	September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014
Net sales	$18,608	$20,836	$43,428	$30,555
Cost of goods sold	14,709	14,957	33,093	22,621
Gross profit	3,899	5,879	10,335	7,934
Selling, general and administrative expenses	5,191	5,225	14,690	14,400
Lease litigation settlement	—	—	5,284	—
(Gain) loss on lease obligations	—	(8)	(10,590)	74
Income (loss) from operations	(1,292)	662	951	(6,540)
Other income (expense):
Interest expense	(304)	(345)	(965)	(827)
Other, net	140	86	484	107
Income (loss) from continuing operations before income taxes	(1,456)	403	470	(7,260)
Income tax provision (benefit)	(79)	(345)	14	(205)
Income (loss) from continuing operations	(1,377)	748	456	(7,055)
Loss from discontinued operations, net of taxes	(228)	(440)	(2,587)	(1,510)
Net income (loss)	$(1,605)	$308	$(2,131)	$(8,565)

Basic income (loss) per share:
Income (loss) from continuing operations	$(0.16)	$0.09	$0.05	$(0.83)
Loss from discontinued operations, net of taxes	(0.02)	(0.05)	(0.30)	(0.18)
Net income (loss)	$(0.18)	$0.04	$(0.25)	$(1.01)

Diluted income (loss)per share:
Income (loss) from continuing operations	$(0.16)	$0.08	$0.05	$(0.83)
Loss from discontinued operations, net of taxes	(0.02)	(0.05)	(0.30)	(0.18)
Net income (loss)	$(0.18)	$0.03	$(0.25)	$(1.01)

Weighted-average number of common shares outstanding:
Basic	8,736	8,486	8,610	8,475
B Diluted	8,736	9,878	8,610	8,475

NON-GAAP RECONCILIATION:
Net income (loss)	$(1,605)	$308	$(2,131)	$(8,565)
Interest expense, net	304	345	965	827
Income tax provision (benefit)	(79)	(345)	14	(205)
Depreciation and amortization	160	310	537	885
EBITDA	(1,220)	618	(615)	(7,058)
Stock-based compensation	123	224	370	894
Lease litigation settlement	—	—	5,284	—
(Gain) loss on lease obligations	—	—	(10,590)	74
Loss from discontinued operations, net of taxes	228	440	2,587	1,510
Adjusted EBITDA	$(869)	$1,282	$(2,964)	$(4,580)

The Company believes that supplementing its financial statements prepared in accordance with United States generally accepted accounting principles (“GAAP) with certain non-GAAP financial measures, as defined by the Securities and Exchange Commission (the “SEC”), provides a more comprehensive understanding of the Company’s results of operations. Such measures include EBITDA and Adjusted EBITDA and should not be considered an alternative to GAAP financial measures, but instead should be read in conjunction with the GAAP financial measures. Readers are urged to review and consider carefully the various disclosures made by the Company in its Form 10-K for the year ended December 31, 2014 and other SEC filings, which advise interested parties of certain factors that may affect the Company’s business.

SELECTED BALANCE SHEET DATA (Unaudited):
(excluding assets and liabilities of discontinued operations)	September 26, 2015	December 31, 2014
Cash and cash equivalents	$1,441	$1,758
Accounts receivable, net	15,402	11,649
Inventories, net	13,558	8,107
Borrowings under credit facility and notes payable	24,236	19,114
Working capital deficit	(1,830)	(9,702)